Exhibit 10.1

MEMORANDUM OF AGREEMENT	SALEFORM 2012 Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase of ships

1	Dated: This Agreement shall enter into effect pursuant to Clause 4 of the Master Agreement

2	ANEMOESA MARINE INC. of Marshall Islands (Name of sellers), hereinafter called the “Sellers”, have agreed to sell, and

3	EXCELERATE ENERGY LIMITED PARTNERSHIP or nominee (Name of buyers), hereinafter called the “Buyers”, have agreed to buy:

4	Name of vesselVessel Identified with: Hull No. 2477

5	IMO Number: 9820843

6	Classification Society: (i) DNV GL or (ii) BV, if the Buyers exercise their right under the Master Agreement to change the Vessel’s class to BV following the Delivery Date, at Buyers’ cost and time

7	Class Notation: as per the SBC or the equivalent notation if the Classification Society is changed to BV

8	Year of Build: as per the SBC

Builder/Yard: Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”)

9	Flag: Place of Registration: GT/NT: as per the SBC/

10	hereinafter called the “Vessel”, on the following terms and conditions:

11	Definitions

12	“Banking Days” are days on which banks are open both in the country of the currency stipulated for

13	the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in clause 8

14	(Documentation) and (add additional jurisdictions as appropriate).

15	“Buyers’ Nominated Flag State” means Marshall Islands (state flag state).

16	“Default Date” means five (5) Business Days after the Purchase Closing Date.

“Class” means the class notation referred to above.

17	“Classification Society” means the Society referred to above.

18	“Deposit” shall have the meaning given in Clause 2 (Deposit)

19	“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank the

20	Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.

21	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a

22	registered letter, e-mail or telefax.

“Master	Agreement” means the master agreement dated 24th September 2019 and made between the Sellers and the Buyers.

23	“Parties” means the Sellers and the Buyers.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

24	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price). 4.2 of the Master Agreement.

25	“Sellers’ Account” means the account nominated by Sellers under Caluse 4.3 of the Master Agreement (state details of bank account) at the Sellers’ Bank.

26	“Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank

27	notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

This Agreement is the Saleform referred to in the Master Agreement.

All capitalized terms not defined herein shall have the meaning given to such terms in the Master Agreement.

28 1.	Purchase Price

29	The Purchase Price is (state currency and amount both in words and figures). shall be addressed pursuant to Clause 4 of the Master Agreement.

30 2.	Deposit

31	If the Buyer exercises its Modifications Right pursuant to Clause 6 of the Master Agreement, As security for the correct fulfilment of this Agreement the Buyers shall lodge- pay a deposit of

32	% (per cent) or, if left blank, 10% (ten percent), of the Purchase Price (the

33	“Deposit”) in an amount equal to the Extra Cost (If any) to the Sellers’ Account in accordance with Clause 6 of the Master Agreement.

If, however, the Buyers have made the relevant prepayment of Hire Increments under Clause 38 of the BBC equal to the Extra Cost, then the amounts so prepaid shall be deemed to be the Deposit for purposes of this Agreement and the Master Agreement and no further payments will be required to be made by the Buyers under this Clause 2.

interest bearing account for the Parties with the Deposit Holder within three (3)

34	Banking Days after the date that:

35	(i) this Agreement has been signed by the Parties and exchanged in original or by

36	e-mail or telefax; and

37	(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been

38	opened.

39	The Deposit shall be released in accordance with joint written instructions of the Parties.

40	Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the

41	Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder

42	all necessary documentation to open and maintain the account without delay.

43 3.	Payment

44	See Clause 4.3 of the Master Agreement,

On delivery of the Vessel; but not later than three (3) Banking Days after the date that Notice of

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

45	Readiness has been given in accordance with Clause 5 (Time and place of delivery and

46	notices):

47	(i) the Deposit shall be released to the Sellers; and

48	(ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers

49	to the Sellers under this Agreement shall be paid in full free of bank charges to the

50	Sellers’ Account.

51 4.	Inspection Sale Conditions

52	(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers

53	have also inspected the Vessel at/in (state place) on (state date) and have

54	accepted the Vessel following this inspection and Tthe sale is outright and definite, subject only

55	to the terms and conditions of this Agreement and the Master Agreement (in particular Clause 9 thereof).

56	(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare

57	whether same are accepted or not within (state date/period).

58	The Sellers shall make the Vessel available for inspection at/in (state place/range) within

59	(state date/period).

60	The Buyers shall undertake the inspection without undue delay to the Vessel, Should the

61	Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred;

62	The Buyers shall inspect the Vessel without opening up and without cost to the Sellers,

63	During the inspection, the Vessel’s deck and engine log books shall be made available for

64	examination by the Buyers.

65	The sale shall become outright and definite, subject only to the terms and conditions of this

66	Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from

67	the Buyers within seventy two (72) hours after completion of such inspection or after the

68	date/last day of the period stated in Line 59, whichever is earlier.

69	Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of

70	the Vessel’s classification records and/or of the Vessel not be received by the Sellers as

71	aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the

72	Buyers, whereafter this Agreement shall be null and void.

73	*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions,

74	alternative 4(a) shall apply.

75 5.	Time and place of delivery and notices

76	See Clause 4.4 of the Master agreement

(a) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or

77	anchorage at/in (state place/range) in the Sellers’ option.

78	Notice of Readiness shall not be tendered before: (date)

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

79	Cancelling Date (see Clauses 5(c), 6(a)(i), 6 (a)(iii)and 14):

80	(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall

81	provide the Buyers with twenty (20), ten (10), five (5) and three (3) days’ notice of the date the

82	Sellers intend to tender Notice of Readiness and of the intended place of delivery.

83	When the Vessel is at the place of delivery and physically ready for delivery in accordance with

84	this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

85	(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the

86	Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing

87	stating the date when they anticipate that the Vessel will be ready for delivery and proposing a

88	new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of

89	either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3)

90	Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date.

91	If the Buyers have not declared their option within three (3) Banking Days of receipt of the

92	Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’

93	notification shall be deemed to be the new Cancelling Date and shall be substituted for the

94	Cancelling Date stipulated in line 79.

95	If this Agreement is maintained with the new Cancelling Date all other terms and conditions

96	hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full

97	force and effect

98	(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely

99	without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’

100	Default) for the Vessel not being ready by the original Cancelling Date.

101	(e) Should the Vessel become an actual, constructive or compromised total loss before the Purchase Closing Date delivery

102	the Deposit together with interest earned, if any, shall be released immediately to the Buyers

103	whereafter this Agreement shall be null and void.

104 6.	Divers Inspection / Drydocking

105	(a)*

106	(i) The Buyers shall have the option at their cost and expense to arrange for an underwater

107	inspection by a diver approved by the Classification Society prior to the delivery of the

108	Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended

109	date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this

110	Agreement. The Sellers shall at their cost and expense make the Vessel available for

111	such inspection, This inspection shall be carried out without undue delay and in the

112	presence of a Classification Society surveyor arranged for by the Sellers and paid for by

113	the Buyers, The Buyers’ representative(s) shall have the right to be present at the diver’s

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

114	inspection as observer(s) only without interfering with the work or decisions of the

115	Classification Society surveyor. The extent of the inspection and the conditions under

116	which it is performed shall be to the satisfaction of the Classification Society. If the

117	conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at

118	their cost and expense make the Vessel available at a suitable alternative place near to

119	the delivery port, in which event the Cancelling Date shall be extended by the additional

120	time required for such positioning and the subsequent re positioning. The Sellers may

121	not tender Notice of Readiness prior to completion of the underwater inspection.

122	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are

123	found broken, damaged or defective so as to affect the Vessel’s class, then (l) unless

124	repairs can be carried out afloat to the satisfaction of the Classification Society, the

125	Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by

126	the Classification Society of the Vessel’s underwater parts below the deepest load line,

127	the extent of the inspection being in accordance with the Classification Society’s rules (2)

128	such defects shall be made good by the Sellers at their cost and expense to the

129	satisfaction of the Classification Society without condition/recommendation** and (3) the

130	Sellers shall pay for the underwater inspection and the Classification Society’s

131	attendance.

132	Notwithstanding anything to the contrary in this Agreement, if the Classification Society

133	do not require the aforementioned defects to be rectified before the next class

134	drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects

135	against a deduction from the Purchase Price of the estimated direct cost (of labour and

136	materials) of carrying out the repairs to the satisfaction of the classification Society,

137	whereafter the Buyers shall have no further rights whatsoever in respect of the defects

138	and/or repairs. The estimated direct cost of the repairs shall be the average of quotes

139	for the repair work obtained from two reputable independent shipyards at or in the

140	vicinity of the port of delivery, one to be obtained by each of the Parties within two (2)

141	Banking Days from the date of the imposition of the condition/recommendation, unless

142	the Parties agree otherwise, should either of the Parties fail to obtain such a quote wthin

143	the stipulated time then the quote duly obtained by the other Party shall be the sole basis

144	for the estimate of the direct repair costs. The sellers may not tender Notice of

145	Readiness prior to such estimate having been established.

146	(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking

147	facilities are available at the port of delivery, the Sellers shall take the Vessel to a port

148	where suitable drydocking facilities are available, whether within or outside the delivery

149	range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

150	Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose

151	of this Clause, become the new port of delivery. In such event the Cancelling Date shall

152	be extended by the additional time required for the drydocking and extra steaming, but

153	limited to a maximum of fourteen (14) days.

154	(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the

155	Classification Society of the Vessel’s underwater parts below the deepest load line, the extent

156	of the inspection being in accordance with the Classification Society’s rules. If the rudder,

157	propeller, bottom or other underwater parts below the deepest load line are found broken,

158	damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the

159	Sellers’ cost and expense to the satisfaction of the Classification Society without

160	condition/recommendations**. In such event the Sellers are also to pay for the costs and

161	expenses in connection with putting the Vessel in and taking her out of drydock, including the

162	drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs

163	and expenses if parts of the tailshaft system are condemned or found defective or broken so as

164	to affect the Vessel’s class. In all other cases, the Buyers shall pay the-aforesaid costs and

165	expenses, dues and fees.

166	(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above:

167	(i) The Classification Society may require survey of the tailshaft system, the extent of the

168	survey being to the satisfaction of the Classification surveyor. If such survey is

169	not required by the Classification Society, the Buyers shall have the option to require the

170	tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey

171	being in accordance with the Classification Society’s rules for tailshaft survey and

172	consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare

173	whether they require the tailshaft to be drawn and surveyed not later than by the

174	completion of the inspection by the Classification Society. The drawing and refitting of

175	the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be

176	condemned or found defective so as to affect the Vessel’s class, those parts shall be

177	renewed or made good at the Sellers’ cost and expense to the satisfaction of

178	Classification Society without condition/recommendation**.

179	(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by

180	the Buyers unless the Classification Society requires such survey to be carried out or if

181	parts of the system are condemned or found defective or broken so as to affect the

182	Vessel’s class, in which case the Sellers shall pay these costs and expenses.

183	(iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as

184	observer(s) only without interfering with the work or decisions of the Classification

185	Society surveyor.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

186	(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned

187	and painted at their risk, cost and expense without interfering with the Sellers’ or the

188	Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely

189	delivery. If, however, the Buyers’ work in drydock is still in progress when the

190	Sellers have completed the work which the Sellers are required to do, the additional

191	docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and

192	expense. In the event that the Buyers’ work requires such additional time, the Sellers

193	may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst

194	the Vessel is still in drydock and, notwithstanding Clause 5(a), the-Buyers shall be

195	obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in

196	drydock or not.

197	*6 (a) and 6 (b) arc alternatives; delete whichever is not applicable. In the absence of deletions,

198	alternative 6(a) shall apply.

199	**Notes or memoranda, if any, in the surveyor’s report which are accepted by the classification

200	Society without condition/recommendation are not to be taken into account

201 6.7.	Spares, bunkers and other items

202	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board

203	and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or

204	spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection

205	used or unused, whether-on board or not shall become the Buyers’ property. but spares on

206	order or exclueded. Forwarding charges, if any, shall be for the Buyers’ account The Sellers

207	are not required to replace spare parts including spare tail end shaft(s) and spare

208	propeller(s)/propeller blade(s) which are taken out spare and used as replacement prior to

209	delivery, but the replaced items shall be the property of the Buyers. Unused stores and

210	provisions shall be included in the sale and be taken over by the Buyers without extra payment.

211	Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s

212

personal belongings including the stop chest are excluded For items included or excluded in the sale of the Vessel, refer to Clauses 2.2 and 2.3 of the Master Agreement. from the sale without compensation,

213-	as well as the following additional items: (include list)

214	Items on board which are on hire or owned by third parties, listed as follows, are excluded from

215	the sale without compensation: (include list)

216	Items on board at the time of inspection which are on hire or owned by third parties, not listed

217	above, shall be replaced or procured by the sellers prior to delivery at their cost and expense.

218	The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and

219	greases in storage tanks and unopened drums and pay either:

220	(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

221	(b) *the current net market price (excluding barging expenses) at the port and date of delivery

222	of the Vessel or, if unavailable, at the nearest bunkering port,

for the quantities taken over. Sellers make no representations and give no warranties as regards the fitness for purpose or quality of the bunkers on board the Vessel at the date of delivery.

Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

223	for the quantities taken over.

224	Payment under this Clause shall be made at the same time and place and in the same

225	— currency as the Purchase price.

226	“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)

227	(lnspection), if applicable. If the Vessel is taken over without inspection, the date of this

228	Agreement shall be the relevant date.

229	*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions

230	alternative (a) shall apply.

231 78.	Documentation

232	The place of closing: Athens, Greece or Houston, Texas, as agreed:

233	(a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the

234	following delivery documents:

235	(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State,

236	transferring title of the Vessel and stating that the Vessel is free from all mortgages,

237	encumbrances and maritime liens or any other debts whatsoever, duly notarially attested

238	and or legalised or apostilled, as required by the Buyers’ Nominated Flag State;

239	(ii) Evidence that all necessary corporate, shareholder and other action has been taken by

240	the Sellers to authorise the execution, delivery and performance of this Agreement;

241	(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf

242	of the Sellers in the performance of this Agreement, duly notarially attested and legalised

243	or apostilled (as appropriate);

244	(iv) If required by the Buyers’ Nominated Flag State, Certificate or Transcript of Registry issued by the competent authorities of the flag state

245	on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the

246	Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by

247	such authority to the closing meeting with the original to be sent to the Buyers as soon as

248	possible after delivery of the Vessel;

249	(v) Declaration of Class or (depending on the Classification Society) a class Maintenance

250	Certificate issued within three (3) Banking Days prior to delivery confirming that the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

251	Vessel is in Class free of condition/recommendation;

252	(vi) If required by the Buyers’ Nominated Flag State, Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of

253	deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that

254	the registry does not as a matter of practice issue such documentation immediately, a

255	written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith

256	and provide a certificate or other official evidence of deletion to the Buyers promptly and

257	latest within four (4) weeks after the Purchase Price has been paid and the Vessel has

258	been delivered;

259	(vii) If required by the Buyers’ Nominated Flag State, Aa copy of the Vessel’s Continuous Synopsis Record certifying the date on which the

260	Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry

261	does not as a matter of practice issue such certificate immediately, a written undertaking

262	from the Sellers to provide the copy of this certificate promptly upon it being issued

263	together with evidence of submission by the Sellers of a duly executed Form 2 stating

264	the date on which the Vessel shall cease to be registered with the Vessel’s registry;

265	(viii) Commercial Invoice for the Vessel;

266	(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;

267	(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the

268	Vessel’s communications contract which is to be sent immediately after delivery of the

269	Vessel;

270	(xi) Any additional documents as may reasonably be required by the competent authorities of

271	the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the

272	Buyers notify the Sellers of any such documents as soon as possible after the date of

273	the Purchase Option Notice this Agreement; and

274	(xii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not

275	black listed by any nation or international organisation.

276	(b) At the time of delivery the Buyers shall provide the Sellers with:

277	(i) Evidence that all necessary corporate, shareholder and other action has been taken by

278	the Buyers to authorise the execution, delivery and performance of this Agreement; and

279	(ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf

280	of the Buyers in the performance of this Agreement, duly notarially attested and legalised

281	or apostilled (as appropriate).

282	(c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English

283	language they shall be accompanied by an English translation by an authorised translator or

284	certified by a lawyer qualified to practice in the country of the translated language.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

285	(d) The Parties shall to the extent possible exchange copies, drafts or samples of the

286	documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the

287	other party not later than____(state number of days), or if left blank, nine (9) days prior to the

288	Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to

289	Clause 5(b) of this Agreement. Purchase Closing Date.

290	(e) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above,

291	the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans,

292	drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other

293	certificates which are on board the Vessel shall also be handed over to the Buyers unless

294	the Sellers are required to retain same, in which case the Buyers have the right to take copies.

295	(f) Other technical documentation which may be in the Sellers’ possession shall promptly after

296	delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep

297	the Vessel’s log books but the Buyers have the right to take copies of same.

298	(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance (as defined in the Master Agreement)

299	confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

300 98.	Encumbrances

301

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, (save for any sub-charter (by demise or time or voyage charter) entered into between the Buyers (or their Affiliates) (as disponent owners) and any other party and any further sub charters),

302	encumbrances, mortgages and maritime liens or any other debts whatsoever; and is not subject

303

to Port State or other administrative detentions (save for any encumbrances, mortgages and maritime liens or any other debts created or incurred and/or Port State or other administrative detentions arising from or in connection with the operation of the Vessel during the period of the BBC). The Sellers hereby undertake to indemnify the

304	Buyers against all consequences of claims made against the Vessel which have been incurred

305

prior to the time of delivery excluding always any and all claims (whether justified or not) made against the Vessel (prior to the time of delivery) incurred by Buyers (as Charterers), including any sub charterers, or their agents, arising out of or in relation to the operation of the Vessel during the period of the BBC.

306 109.	Taxes, fees and expenses

307	Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’

308	Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection

309	with the closing of the Sellers’ register shall be for the Sellers’ account.

Buyers	tax indemnification obligations shall be addressed pursuant to Clause 22.2 of the Master Agreement.

310 101.	Condition on delivery

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

311	The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is

312	delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be

313	delivered and taken over as she was at the time of inspection, fair wear and tear excepted:

314

(i) if the Purchase Closing Date coincides with the Actual SBC Delivery Date, on an “as is where is” basis in the same condition as at the time of delivery by DSME to Seller under the SBC. In particular, and without limiting the generality of the foreoing, the Buyers shall be required to accept delivery of the Vessel from the Sellers with any and all deficiencies in speed, fuel consumption, cargo capacity and boil off rate, back to back with the Sellers’ obligations to accept delivery of the Vessel from DSME unless this Agreement has been terminated in accordance with Clause 8 of the Master Agreement and subject to Buyers’ right in Clause 10 of the Master Agreement; or

(ii) if the Purchase Closing Date falls after the Actual SBC Delivery Date, on an “as where is” basis in the same condition as at the time of redelivery of the Vessel from Buyers (as bareboat charterers) to Sellers (as registered owners) under the BBC.

Acceptance of delivery of the Vessel by the Buyers under this Agreement extinguishes all and any liability of whatsoever nature of the Sellers (save for warranty of clean title and (subject to Clause 8 hereof) no encumbrances), with Buyers’ sole remedy being the right to claim against DMSE under the SBC assigned to them.

However, the Vessel shall be delivered free of cargo and free of stowaways with her Class

315	maintained without condition/recommendation*, free of average damage affecting the Vessel’s

316	class and with her classification certificates and national certificates, as well as all other

317	certificates the Vessel had at the time of inspection, valid and unextended without

318	condition/recommendation* by the Classification Society or the relevant authorities at the time

319	of delivery.

320	“inspection” in this Clause 11, shall mean Buyers’ inspection according to Clause 4(a) or

321	4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this

322	Agreement shall be the relevant date.

323	Notes and memoranda, if any, in the surveyor’s repot which are accepted by the Classification

324	Society without condition/recommendation are not to be taken into account.

325	12. Name/markings

326	Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel

327	markings.

328	113. Buyers’ default

329	Should the Deposit Purchase Price not be lodged paid in accordance with Clause 2 Clause 3 (DepositPayment), the Sellers have the

330	right to cancel thehis Agreement., and TheThe Sellersy shall be entitled to claim In Arbitration compensation for their losses

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

331	and for all expenses incurred together with interest.

332	Should the Purchase Price not be paid in accordance with Clause 3 (Payment), the Sellers

333	have the right to cancel this Agreement, in which case the Deposit together with interest

334	earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the

335	Sellers shall be entitled to claim further compensation for their losses and for all expenses

336	incurred together with interest:

337 124.	Sellers’ default

338	Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be

339	ready to validly complete a legal transfer by the Cancelling Default Date the Buyers shall have the

340	option of cancelling this Agreement. If after Notice of Readiness has been given but before

341	the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not

342	made physically ready again by the Cancelling Date and new Notice of Readiness given, the

343	Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this

344	Agreement, the Deposit together with interest earned, if any, shall be released to them

345	immediately.

346

Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready by the Default Date to transfer the Vessel in accordance with this Agreement and the Master Agreement, they shall make due compensation to the Buyers for their loss and for all expenses together with interest whether or not the Buyers cancel this Agreement. For clarity, this shall not limit Buyers’ right to seek specific performance of this Agreement.

347	validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers

348	for their loss and for all expenses together with interest if their failure is due to proven

349	negligence and whether or not the Buyers cancel this Agreement.

350	15.Buyers’representatives

351	After this Agreement has been signed by the Parties and the Deposit has been lodged, the

352	Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and

353	expense.

354	These representatives are on board for the purpose of familiarisation and in the capacity of

355	observers only, and they shall not interfere in any respect with the operation of the Vessel. The

356	Buyers and the Buyers’ representatives shall sign the Sellers’ P&l Club’s standard letter of

357	indemnity prior to their embarkation,

13. Default under BBC

In the event that the BBC has been terminated due to the default of a party, the Sellers (if the Charterers are the defaulting party under the BBC) or the Buyers (if the Owners are the defaulting party under the BBC), as the case may be, shall have the right to terminate this Agreement by giving written notice to the other Party within ten (10) days

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

after the termination of the BBC. Such termination shall be without prejudice to all rights accrued due between the Parties prior to the date of termination and to any claim that either Party might have.

358 146.	Law and Arbitration

Clause 19 of the Master Agreement shall apply to this Agreement, mutatis mutandis.

359	(a) *This Agreement shall be governed by and construed in accordance with English law and

360	any dispute arising out of or in connection with this Agreement shall be referred to arbitration in

361	London in accordance with the Arbitration Act 1996 or any statutory modification or re

362	enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

363	The arbitration shall be conducted in accordance with the London Maritime Arbitrators

364	Association (LMAA) Terms current at the time when the arbitration proceendings are

365	commenced.

366	The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall

367	appoint its arbitrator and send notice of such appointment in writing to the other party requiring

368	the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and

369	stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own

370	arbitrator and gives notice that is has done so within the fourteen (14) days specified. If the

371	other party does not appoint its own arbitrator and give notice that it has done so within the

372	forteen (14) days specified, the party referring a dispute to arbitration may, without the

373	requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator

374	and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on

375	both Parties as if the sole arbitrator had been appointed by agreement.

376	In cases where neither the claim nor any counterclaim excecds the sum of US$100,000 the

377	arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at

378	the time when the arbitration proceedings are commenced.

379	(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the

380	United States Code and the substantive law (not including the choice of law rules) of the State

381	of New York and any dispute arising out of or in connection with this Agreement shall be

382	referred to three (3) persons at New York, one to be appointed by each of the parties hereto,

383	and the third by the two so chosen; their decision or that of any two of them shall be final, and

384	for the purposes of enforcing any award, judgment may be entered on an award by any court of

385	competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the

386	Society of Maritime Arbitrators, Inc.

387	In cases where neither the claim nor any counterclaim exceeds, the sum of US$ 100,000 the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

388	arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the

389	Society of Maritime Arbitrators, inc.

390	(c) This Agreement shall be governed by and construed in accordance with the laws of

391	(state place) and any dispute arising out of or in connections with this Agreement shall be

392	referred to arbitration at (state place), subject to the procedures applicable there.

393	*16(a), 16(b) and 16(e) are alternatives; delete whichever is not applicable. in the absence of

394	deletions, alternative 16(a) shall apply.

395 157.	Notices

Clause 18 of the Master Agreement shall apply to this Agreement.

396	All notices to be provided under this Agreement shall be in writing.

397	Contact details for recipients of notices are as follows:

398	For the Buyers:

399	For the Sellers:

400 168.	Entire Agreement

401	The written terms of this Agreement and the Master Agreement comprise the entire agreement between the Buyers and

402	the Sellers in relation to the sale and purchase of the Vessel and supersede all previous

403	agreements whether oral or written between the Parties in relation thereto.

404	Each of the Parties acknowledges that in entering into this Agreement it has not relied on and

405	shall have no right or remedy in respect of any statement, representations, assurance or

406	warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

407	Any terms implied into this Agreement by any applicable statute or law are hereby excluded to

408	the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude

409	any liability for fraud.

17. Effectiveness

This Agreement shall become effective on from the date the Purchase Option Notice is received by Sellers Pursuant to the Master Agreement, failing which this Agreement shall never come into effect without any Party (or their affiliates) incurring any liability whatsoever.

18. For clarity, Clauses 16, 22.1. 22.2 22.4. 22.5 and 22.6 of the Master Agreement shall apply to this Agreement mutatis mutandis.

For and on behalf of the Sellers	For and on behalf of the Buyers

Name:	Name:

Title:	Title:

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.